Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Clearwater Paper Represented 401(k) Plan:

We consent to the incorporation by reference in Registration Statement No. 333-156136 on Form S-8 of our report dated June 29, 2023 appearing in this Annual Report on Form 11-K of Clearwater Paper Represented 401(k) Plan for the year ended December 31, 2022.

/s/ LBMC, PC
Brentwood, Tennessee
June 29, 2023

Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Clearwater Paper Represented 401(k) Plan:

We consent to the incorporation by reference in the Registration Statement (No. 333-156136) on Form S-8 of our report, dated June 28, 2022, with respect to the statement of net assets available for benefits as of December 31, 2021 and statement of changes in net assets available for benefits for the year then ended, appearing in the Annual Report on Form 11-K of Clearwater Paper Represented 401(k) Plan for the year ended December 31, 2022.

/s/ CliftonLarsonAllen LLP
Minneapolis, Minnesota
June 29, 2023